EXHIBIT 99

Welcome to the 2003 Annual Meeting of Shareholders Allegan, Michigan October 28, 2003

Financial Performance 2000 2001 2002 2003 Sales 727 766 826 826 (Millions) Sales $766 $826 $826 $727 Note: Reconciliation to GAAP results provided at www.perrigo.com/investor.

Financial Performance 2000 2001 2002 2003 Sales 16.8 37.8 43.6 52 EPS 15 25 30 38 (Millions) Reported Income $16.8 $24.4 $44.8 $54.0 EPS $.23 $.33 $.60 $.76 Note: Reconciliation to GAAP results provided at www.perrigo.com/investor. Operating Net Income $37.8 $43.6 $52.0 1.00 0.75 0.25 0.00 (Dollars) $16.8 $.73 $.58 $.51 $.22 Adjusted for stock option compensation expense

Financial Performance 2000 2001 2002 2003 ROA 3.1 4.5 7.6 8.7 ROE 4.9 6.6 11.1 12.5 (Percent) Return On Average Assets, Average Equity 4.5% 7.6% 8.7% 3.1% 11.1% 12.5% Adjusted for stock option compensation expense 6.6% 4.9%

2003 Accomplishments Cash Flow Corporate Governance Quality and Compliance Customer Service Low Cost Supplier Growth

Investing In Future Growth Perrigo's Generic Prescription Drug Opportunity Strong pharmaceutical foundation Margins are better than existing business Leverage retailer relationships Similar regulatory environment Available manufacturing capacity Generic market is large and growing +14% per year

Investing In Future Growth A natural extension of our business . . . We will remain store brand focused, but look to grow by building on our strong foundation. Rx

Delivering Quality Pharmaceutical and Nutritional Products